Exhibit 10.1
SEPARATION AGREEMENT

This SEPARATION AGREEMENT (this “Agreement”), dated as of October 25, 2020, is made by and between IDEX Corporation (the “Company”) and Andrew K. Silvernail (“Executive” and, together with the Company, the “Parties”).

RECITALS

Reference is made to that certain Second Amended and Restated IDEX Corporation Incentive Award Plan (the “Company’s Incentive Award Plan”).

WHEREAS, the Parties have entered into that certain Amended and Restated Employment Agreement, dated February 22, 2018 (the “Employment Agreement”);

WHEREAS, effective December 15, 2020 (the “Separation Date”), Executive is voluntarily resigning his employment with the Company and voluntarily resigning as a member of the Company’s Board of Directors, and the Company has accepted his resignations;

WHEREAS, the Parties have entered into that certain Confidential Information, Work Product and Restrictive Covenant Agreement, dated February 2017 (the “Restrictive Covenant Agreement”);

WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Restrictive Covenant Agreement;

WHEREAS, Section 5(a) of the Restrictive Covenant Agreement provides Executive shall not engage in any Restricted Activities during the Restricted Period and in the Restricted Geographic Area, subject to limited expectations expressly outlined in such Section 5(a) (the “Non-Compete Covenant”);

WHEREAS, Executive has indicated to the Company that he intends to accept employment with Madison Industries US Holdings Corporation (“Madison Industries”), a competitor of the Company, in which he will perform substantially similar responsibilities as required by his current employment at the Company (the “Madison Industries Employment Opportunity”);

WHEREAS, Executive seeks a waiver from the Company with respect to any future breach of the Non-Compete Covenant solely with respect to the Madison Industries Employment Opportunity;

WHEREAS, the Parties desire to amend the Restrictive Covenant Agreement substantially in the form attached hereto as Exhibit A, pursuant to which (i) Executive’s post-separation non-solicitation coverage period will be amended to thirty-six (36) months and (ii) the Restricted Activities will be amended to include Executive’s participation in, approval of or assistance to a new employer in connection with any acquisitions of companies or business lines competitive with the fire, safety and rescue business of the Company for a period of twelve (12) months (the “Amendment”);

WHEREAS, in connection with this Agreement, the Company seeks Executive’s execution and delivery of the unconditional release of claims substantially in the form attached hereto as Exhibit B (the “General Release”);

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.Separation of Employment/Resignation from Board. Executive’s last day of employment with the Company shall be the Separation Date. Until the Separation Date, Executive shall continue to perform his responsibilities under the Employment Agreement. Executive shall be deemed to have resigned his membership on the Company’s Board of Directors on the Separation Date.

2.Bonus Payment. Provided Executive timely executes this Agreement, the Amendment and the General Release in accordance with the provisions of this Agreement, Executive shall be entitled to receive a cash payment equal to Executive’s bonus for the Company’s fiscal year ended December 31, 2020 (“Fiscal 2020”), if any, to be paid by the Company at the same time, under the same terms and subject to the same limitations and conditions as set forth in the Company’s Incentive Award Plan as if Executive were still employed by the Company, on the date the Company pays such bonuses to employees for Fiscal 2020.

3.Forfeiture of Unvested Equity. Executive agrees to forfeit any and all equity-based awards that remain unvested as of the Separation Date.

4.Restrictive Covenant Agreement.
a.In accordance with Section 11(d) of the Restrictive Covenant Agreement, the Company hereby waives Section 5(a) of the Restrictive Covenant Agreement solely with respect to Executive’s Madison Industries Employment Opportunity, conditioned upon Executive’s execution and delivery of the General Release and Amendment. For the avoidance of doubt, this waiver does not extend to Restricted Activities involving the unauthorized use or disclosure of Confidential Information.
b.In accordance with Section 11(d) of the Restrictive Covenant Agreement, the Parties agree to execute the Amendment on or prior to the Separation Date.
c.Except for the express waiver of the Non-Compete Covenant solely with respect to Executive’s Madison Industries Employment Opportunity as outlined in Section 4(a) above, the Parties confirm and agree that the Restrictive Covenant Agreement, as amended in connection with this Agreement, remains in full force and effect, and nothing contained herein shall be deemed a waiver by the Company of any breach or violation thereof.

5.General Release. The Parties agree Executive will execute and deliver the General Release to the Company on, or within three (3) business days of, December 15, 2020. For the avoidance of doubt, this Agreement, including the waiver of the Non-Compete Covenant as outlined in Section 4(a) above, shall be terminated and be of no force and effect if Executive does not execute and deliver the General Release to the Company on, or within three (3) business days of, December 15, 2020 or if the General Release is revoked for any reason thereafter.

6.Return of Property. By the Separation Date, Executive agrees to return all property belonging to the Company in his possession, including tangible property of any kind and any materials that contain or embody any proprietary or confidential information of the Company. The Parties agree Executive’s return of all such property is a condition precedent to Executive’s receipt of the benefits provided under this Agreement. On or immediately following the Separation Date, Executive agrees to delete any and all electronic data of the Company from Executive’s personal computers and electronic communications and storage devices, and to certify such deletions to the Company upon request.

7.Miscellaneous.

a.Each of the Parties agrees that it shall execute and deliver such further documents and do such further acts and things as such other party may reasonably request, at the expense of such requesting party, consistent with the provisions hereof, in order to effect the intent and purposes of this Agreement.

b.The provisions of this Agreement cannot be amended or waived except with the written consent of each of the Parties. It is understood and agreed that no failure or delay by a Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

c.This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute the same agreement and shall become a binding agreement when a counterpart has been signed by each party and delivered to the other party, thereby constituting the entire agreement among the parties pertaining to the subject matter hereof. This Agreement supersedes all prior and contemporaneous agreements, understandings and representations, whether oral or written, of the parties in connection herewith. No covenant or condition or representation not expressed in this Agreement shall affect or be effective to interpret, change or restrict this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action, suit or other proceeding involving this Agreement. This Agreement may not be changed or terminated orally, nor shall any change, termination or attempted waiver of any of the provisions of this Agreement be binding on any party unless in writing signed by the Parties. No modification, waiver, termination, rescission, discharge or cancellation of this Agreement and no waiver of any provision of or default under this Agreement shall affect the right of any party thereafter to enforce any other provision or to exercise any right or remedy in the event of any other default, whether or not similar.

d.This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

e.This Agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first written above.

IDEX CORPORATION

/s/ Denise R. Cade
Name: Denise R. Cade
Title: SVP, General Counsel & Corp Sec

ANDREW K. SILVERNAIL

/s/ Andrew K. Silvernail

Exhibit A

Amendment to Restrictive Covenant Agreement

This FIRST AMENDMENT TO THE CONFIDENTIAL INFORMATION, WORK PRODUCT AND RESTRICTIVE COVENANT AGREEMENT, is made and entered into as of October 25, 2020 (this “Amendment”), by and between IDEX Corporation (the “Company”) and Andrew K. Silvernail (the “Executive” and, together with the Company, the “Parties”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Confidential Information, Work Product and Restrictive Covenant Agreement, dated February 2017, by and between the Parties (the “Agreement”).

WHEREAS, pursuant to Section 11(d) of the Agreement, the Agreement may be amended if such amendment is effected by an instrument in writing signed by the Executive and an authorized officer of the Company; and

WHEREAS, the Parties, acting in accordance with Section 11(d) of the Agreement, desire to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

1.The following definitions are hereby amended and restated in its entirety to read as follows:

“Restricted Activities” means (a) any activity for a non-IDEX person or entity that, during the eighteen (18) months prior to Employee’s Last Date of Employment, is (i) competitive with the business of Employer or IDEX Entity and (ii) involves Employee’s performance of the same or substantially similar material responsibilities that Employee performed on behalf of Employer or IDEX Entity; (b) any other activity involving the unauthorized use or disclosure (or the likelihood of the unauthorized use or disclosure) of Confidential Information; or (c) Employee’s participation in, approval of or assistance to a new employer in connection with any acquisition of a company or business line or subsidiary of a company by such new employer which, in each case, is competitive with the fire, safety and rescue business of Employer or IDEX Entity. For purposes of this definition and of Restricted Geographic Area below, the term “material” means the expected job duties and responsibilities associated with Employee’s position or that are requested by Employer or IDEX Entity from time to time.

“Restricted Period” means the period of Employee’s employment with Employer or IDEX Entity and the following periods of time after Employee’s Last Date of Employment; (a) twelve (12) months for Employee’s Non-Competition and Non-Solicitation of or Interference with Customers obligations under paragraphs 5(a) and 5(b); and (b) thirty-six (36) months for Employee’s Non-Inducement and Non-Hire obligations under paragraph 5(c) of the Agreement.

2. This Amendment shall be and is hereby incorporated in and forms a part of the Agreement.

3. All other terms and provisions of the Agreement shall remain unchanged except as specifically modified herein.

4. This Agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles.

5. This Amendment may be executed in any number of counterparts, including by means of facsimile or by email delivery of a “.pdf” format data file, each of which when executed shall be deemed to be an original copy of this Amendment and all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first written above.

IDEX CORPORATION

/s/ Denise R. Cade
Name: Denise R. Cade
Title: SVP, General Counsel & Corp Sec

ANDREW K. SILVERNAIL

/s/ Andrew K. Silvernail

Exhibit B

General Release

I, Andrew K. Silvernail, in consideration of and subject to the performance by IDEX Corporation (together with its subsidiaries, the “Company”) of its obligations under the Separation Agreement dated as of October 25, 2020 (the “Agreement”), do hereby release and forever discharge, as of the date hereof, the Company and each of its past, present and future parents, subsidiaries, affiliates, portfolio companies and funds, and each of its past, present and future owners, officers, directors, employees, independent contractors, agents, affiliates, parents, subsidiaries, divisions, insurers, attorneys, predecessors, employee benefit plans, purchasers, assigns, representatives, successors and successors in interest (collectively, the “Released Parties”) to the extent provided below (this “General Release”). The Released Parties are intended to be third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder. Terms used herein but not otherwise defined shall have the meanings given to them in the Agreement.

1.My employment or service with the Company and its affiliates terminated as of December 15, 2020, and I hereby resign from any position as an officer, member of the board of managers or directors (as applicable) or fiduciary of the Company or its affiliates (or reaffirm any such resignation that may have already occurred). I understand that any payments or benefits paid or granted to me under Section 2 of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the payments and benefits specified in Section 2 of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter. I understand and agree that such payments and benefits are subject to my compliance with the Agreement and the Confidential Information, Work Product and Restrictive Covenant Agreement, dated February 2017 as amended (the “Confidentiality Agreement”), which (as noted below) expressly survive my termination of employment and the execution of this General Release. Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its affiliates.

2.Except as provided in paragraphs 4 and 5 below and except for the provisions of the Agreement which expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date that this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, (i) from the beginning of time through the date upon which I execute this Agreement; (ii) arising out of, or relating to, my employment with any Released Parties; (iii) arising out of, or relating to, any agreement and/or any awards, policies, plans, programs or practices of the Released Parties that may apply to me or in which I may participate, including, but not limited to, any rights under bonus plans or programs of Released Parties and/or any other short-term or long-term equity-based or cash-based incentive plans or programs of the Released Parties; (iv) arising out of, or relating to, my status as an employee, member, officer or director of any of the Released Parties; and/or (v) arising out of, or relating to, my separation or termination from the Company, including, but not limited to, any allegation, claim or violation, arising under Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters (all of the foregoing collectively referred to herein as the “Claims”).

3.I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.

4.I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

5.I agree that I hereby waive all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever in respect of any Claim, including, without limitation, reinstatement, back pay, front pay, and any form of injunctive relief. Notwithstanding the above, I further acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; provided, however, that I disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding. Additionally, I am not waiving (i) any claim with respect to vested benefits under a 401(k) plan on or prior to the date of the my termination of employment, or (ii) any claim relating to directors’ and officers’ liability insurance coverage or any right of indemnification under the Company’s organizational documents or otherwise.

6.In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law. I further agree that I am not aware of any pending claim of the type described in paragraph 2 above as of the execution of this General Release.

7.I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

8.I agree that if I violate this General Release by suing the Company or the other Released Parties for, or in respect of, any released Claims (as set forth in paragraph 2), I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys’ fees.

9.I agree that this General Release and the Agreement are confidential and agree not to disclose any information regarding the terms of this General Release or the Agreement, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

10.Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the

Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), any other self-regulatory organization or any governmental entity.

11.I hereby acknowledge that Section 12 Section 20 of the Employment Agreement between me and the Company dated as of February 22, 2018, and the Confidentiality Agreement shall survive my execution of this General Release.

12.I represent that I am not aware of any claim by me other than the claims that are released by this General Release. I acknowledge that I may hereafter discover claims or facts in addition to or different than those which I now know or believe to exist with respect to the subject matter of the release set forth in paragraph 2 above and which, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and my decision to enter into it.

13.Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof.

14.Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

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BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

i.I HAVE READ IT CAREFULLY;

ii.I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

iii.I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

iv.I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

v.I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE TO CONSIDER IT, AND THE CHANGES MADE SINCE MY RECEIPT OF THIS RELEASE ARE NOT MATERIAL OR WERE MADE AT MY REQUEST AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

vi.I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

vii.I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

viii.I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

SIGNED: DATED: